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                                                                    Exhibit (23)


                 Consent of Ernst & Young Independent Auditors



We consent to the incorporation by reference in this Annual Report (Form 10-K) of Russell Corporation of our report dated January 26, 1994, included in the 1993 Annual Report to Shareholders of Russell Corporation.

Our audits also included the financial statement schedules listed in Item 14(a). These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in Post-Effective Agreement Number 1 to Registration Statement Number 2-64496 on Form S-8, Registration Statement Number 33-24898 on Form S-8, Registration Statement Number 33-47906 on Form S-3 and Registration Statement Number 33-69674 on Form S-8 of our report on the consolidated financial statements and schedules of Russell Corporation and subsidiaries included in this Form 10-K for the year ended January 1, 1994.


                               /S/ Ernst & Young


Birmingham, Alabama
March 25, 1994





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